Exhibit 10.3

THIRD AMENDMENT

TO THE

RAM ENERGY RESOURCES, INC.

2006 LONG-TERM INCENTIVE PLAN

This Third Amendment to the RAM Energy Resources, Inc. 2006 Long-Term Incentive Plan (the “Plan”) has been approved and adopted by the Board of Directors and by the Stockholders of RAM Energy Resources, Inc. (the “Company”) this 17th day of January 2012, but shall be effective only upon the closing of the transactions contemplated by the Securities Purchase Agreement dated December 21, 2011 by and between the Company and Halcon Resources LLC, a Delaware limited liability company.

The Plan is hereby amended as follows:

Section 1.3 of the Plan is deleted in its entirety and the following Section 1.3 substituted therefore:

“Section 1.3 Shares Subject to the Plan. Subject to the limitations set forth herein, Awards may be made under this Plan for a total of 11,100,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). A maximum of 2,400,000 shares of Common Stock of the total authorized under this Section 1.3 may be granted as Incentive Stock Options. The limitation of this Section 1.3 shall be subject to the adjustment provisions of Article X.”

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In all other respects, the Plan remains unchanged and in full force and effect.